REAL ESTATE ACQUISITION SERVICES AGREEMENT

THIS REAL ESTATE ACQUISITION SERVICES AGREEMENT ("**Agreement**") is made and entered into as of August 11, 2020 ("**Effective Date**"), by and between **CAPVIEW Partners**, a Delaware limited partnership (acting for one or more of its affiliates) (hereinafter referred to as "**Owner**"), located at 5910 N. Central Expressway Suite 1600 Dallas, TX 75206 and **RENU MANAGEMENT LLC**, an Indiana limited liability company, on behalf of itself and its affiliates listed on **Exhibit A** (individually and collectively with the entities identified on **Exhibit A**, as modified from time to time, as "**Service Provider**" located at 2325 Pointe Parkway Suite 250, Carmel, IN 46032 and, together with Owner, the "**Parties**").

WHEREAS, Owner and RENU Property Mgt LLC, an affiliate of Service Provider ("**Manager**"), enter into a Property Management Agreement, dated as of August __, 2020 (the "**Management Agreement**"), pursuant to which Owner appointed Manager to perform certain services as set forth in the Management Agreement (the "**Leasing/Management Services**") relating to properties owned or acquired by Owner;

WHEREAS, Parties desire for the terms and conditions of the Management Agreement (other than terms and conditions specifically relating to the performance of the Services (as defined in the Management Agreement) and the consideration therefor) to apply to this Agreement as if set forth herein, *mutatis mutandis*;

WHEREAS, Owner desires to retain and appoint Service Provider (and, as applicable, Service Provider's affiliates identified on **Exhibit A**), to identify, source and acquire Targeted Properties (as defined in this Agreement), in Service Provider's capacity as a licensed real estate broker in good standing and as Owner's independent contractor ("**Acquisition Services**");

WHEREAS, Parties desire for Targeted Properties (as defined in this Agreement) acquired by Service Provider on behalf of Owner in accordance with the terms of this Agreement ("**Acquired Properties**") to automatically be deemed Properties (as defined in the Management Agreement) subject to the terms and conditions of the Management Agreement; and

WHEREAS, Service Provider accepts on behalf of itself and the affiliates identified on **Exhibit A**, the foregoing appointment from Owner to perform the Acquisition Services and covenants to carry out the Acquisition Services and all related duties under this Agreement with at least Due Care (as defined in the Management Agreement) at all times;

NOW THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. **Appointment; Defined Terms.** Owner hereby retains and appoints Service Provider as an independent contractor to perform the Acquisition Services and Service Provider hereby accepts such appointment, on the terms and conditions set forth in this Agreement and the

terms and conditions set forth in the Management Agreement, *mutatis mutandis*. All capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to such terms in the Management Agreement.

2. Responsibilities of Service Provider.

a. Generally. Service Provider shall perform the Acquisition Services in accordance with this Agreement and with the Management Agreement, and shall at all times comply with applicable Laws, including without limitation, Laws governing real estate brokerage licensing and real estate brokerage activities.

b. Real Estate Broker. Service Provider shall perform the Acquisition Services at all times as an independent contractor and shall at all times maintain a license to act as a real estate broker for residential properties in all jurisdictions in which it is performing the Acquisition Services. Service Provider at its sole expense shall take all steps necessary to ensure that Service Provider's (together with any applicable Affiliate's and/or any subcontractor's or co-broker's) broker license remains in good standing with the applicable government authority.

c. Targeted Properties. Service Provider shall perform the Acquisition Services relating to properties that satisfy the criteria set forth on **Exhibit B**, as may be modified from time to time (electronic mail being sufficient) by Owner ("**Targeted Properties**"). Prior to acquiring any Targeted Property, Service Provider shall present such Targeted Property to Owner for approval via Service Provider's electronic portal (or via other electronic means mutually agreed upon between the Parties). Owner shall promptly review, revise and approve Max Offer amount for any Targeted Property, Service Provider shall make commercially reasonable efforts to acquire such Targeted Property.

d. Compensation; Expenses. As consideration for performing the Acquisition Services, Service Provider shall be entitled to receive and retain commission for each Acquired Property, paid at Closing on the HUD-1, provided that the commission amount shall not exceed the maximum amount permitted by Law including the MLS in the amount of 3% of the transaction amount paid by the Seller. Each Party shall be responsible for bearing its respective costs and expenses, other than the expenses set forth on **Exhibit E**, which may be passed through to Owner by Service Provider.

3. Responsibilities of Owner.

a. Limited Powers of Attorney. Owner shall, on or within a reasonable time after the Effective Date and from time to time upon reasonable request from Service Provider, deliver to Service Provider one or more original executed Limited Powers of Attorney consistent with the form set forth on **Exhibit C** authorizing Service Provider (or the applicable affiliate of Service Provider identified on **Exhibit A**) to sign documentation on behalf of Owner to the extent necessary for Service Provider to perform the Acquisition Services.

b. Approval. Promptly after Service Provider presents a Targeted Property to Owner, one or more designees of Owner shall respond to such Targeted Property by either approving, revising or rejecting the Max Offer for the acquisition by Service Provider of such

Targeted Property. Initially, the designees of Owner that are authorized to approve or reject an acquisition are set forth on **Exhibit D**, as may be modified from time to time by the Owner by notification to Service Provider.

c. Proof of Funds. Reasonably promptly upon request from Service Provider, Owner shall delivery via electronic mail (or other mutually acceptable electronic means) to Service Provider proof of funds held by Owner in an amount reasonably sufficient for Service Provider to perform the Acquisition Services.

d. Expenses. Owner shall have no obligation to pay any funds or otherwise compensate Service Provider under this Agreement, nor shall Owner be responsible for bearing any expenses incurred by Service Provider in connection with Service Provider's performance of the Acquisition Services, other than the expenses set forth on **Exhibit E**, which may be passed through to Owner in the form of an itemized invoice specifying the individual expenses and the associated amounts ("**Permitted Pass-Through Expenses**"). To complete the purchase of any Acquired Property, Service Provider shall advance any customary Permitted Pass-Through Expenses and be reimbursed by Owner, provided that Service Provider shall not be required to advance any non-customary expenses, which shall be paid to Service Provider by Owner (after Owner's receipt of the related invoice as described in the foregoing sentence) prior to Service Provider completing the purchase of the related Targeted Property. Owner shall pay to Service Provider any undisputed Permitted Pass-Through Expenses within thirty (30) days after receiving an invoice in accordance with the wire instructions of the Service Provider set forth on **Exhibit E**, as Service Provider may modify from time to time by notice in writing to Owner.

4. **Recitals.** The Recitals of this Agreement are intended to be operative and effective provisions that are binding upon the Parties.

5. **Notices.** All notices, requests, demands and other communications required or permitted hereunder shall be in writing and may be sent by United States mail, postage prepaid, electronic mail or overnight courier or messenger, to the respective Parties at the addresses shown below or at such other addresses as the parties hereto may, from time to time, hereafter designate in writing:

If to Owner:

CAPVIEW Partners
5910 N. Central Expressway Suite 1600
Dallas, TX 75205
Attention: Scott Landers
Email: Scott.landers@capviewpartners.com

If to Service Provider:

RENU Management LLC
2325 Pointe Parkway, Suite 250
Carmel, Indiana 46032
Attention: Thomas W. Eggleston
Email: teggleston@renumgt.com

6. **Exhibits.** All exhibits attached hereto and listed below are made a part of this Agreement. If any such exhibit conflicts with any paragraph herein, such exhibit shall control. Applicable exhibits attached to the Management Agreement shall apply to this Agreement to the extent applicable, *mutatis mutandis*.

☐ **Exhibit A** – Affiliates

☐ **Exhibit B** – Targeted Properties

☐ **Exhibit C** – Form of Limited Power of Attorney

☐ **Exhibit D** – Designees of Owner Authorized to Approve Acquisitions

☐ **Exhibit E** – Permitted Pass-Through Expenses; Wire Instructions

7. **Assignment.** This Agreement shall not be assigned by Service Provider without the prior written consent of the Owner.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

OWNER:

CAPVIEW PARTNERS

DocuSigned by:
Scott Landers
F848049A389345E

By: ______________________

Name: Scott Landers

Title: Director of Acquisitions

MANAGER:

RENU MANAGEMENT LLC

By: ______________________

Name: Thomas W. Eggleston

Title: CEO

EXHIBIT A

RENU Property Mgt, LLC
RENU Property Mgt Georgia LLC
RENU Property Mgt Alabama LLC
RENU Real Estate FL LLC
RENU Property Mgt Pennsylvania LLC
RENU Property Mgt Indiana LLC
RENU Property Mgt Carolina LLC
RENU Property Mgt Wisconsin LLC
RENU Property Mgt Tennessee LLC
RENU Property Mgt Texas LLC
RENU Property Mgt Arizona LLC
RENU Property Mgt Nevada LLC
RENU Property Mgt Arizona LLC
RENU Prop Mgt MO LLC
RENU Property Mgt MS LLC
RENU Property Mgt SC LLC
Foundations Realty Group
Highpointe Properties
Venture REI
Mark Dimas Team LLC
JXN Housing LLC
Every Florida Home LLC
Norton Realty

EXHIBIT B

TARGETED PROPERTIES

1. Geographical Requirements. Targeted Properties must be located in the following metropolitan statistical areas:

    a. Atlanta, GA

    b. Orlando, FL

    c. Tampa, FL

    d. Indianapolis, IN

    e. Las Vegas, NV

    f. Phoenix, AZ

    g. St Louis, MO

    h. Milwaukee, WI

    i. Houston, TX

    j. Dallas Ft Worth, TX

    k. San Antonio, TX

    l. Birmingham, AL

    m. Kansas City, MO

2. Asset Value. Targeted Properties must have a projected minimum Asset Value of $100,000.00 and a projected maximum Asset Value of $350,000.00.

3. Prior Written Approval. No Targeted Property shall be acquired by Service Provider on behalf of Owner under this Agreement unless Service Provider receives prior approval (electronic approval via Service Provider's portal or via electronic mail being sufficient) for Service Provider to acquire such Targeted Property. Owner may modify the foregoing requirements as to any individual properties or as to this Agreement generally, in each case by providing prior written notice (electronic mail being sufficient) to Manager.

EXHIBIT C

FORM OF LIMITED POWER OF ATTORNEY

When recorded return to:
RENU Management LLC
2325 Pointe Parkway, Suite 250
Carmel, IN 46032

LIMITED POWER OF ATTORNEY

This Limited Power of Attorney is made in connection with that certain Real Estate Acquisition Services Agreement, by and between CAPVIEW Partners (the "Owner") and RENU Management LLC dated as of August __, 2020 (the "Agreement"). This Limited Power of Attorney and each authorization and appointment made hereunder is subject to the terms of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Owner hereby makes, constitutes and appoints the entities listed on Exhibit A (individually a "RENU Entity" and collectively the "RENU Entities"), attached hereto and made a part hereof, for Owner's benefits and in Owner's name, place, and stead, as Owner's true and lawful attorney-in-fact, with full power of substitution, to act, only with respect to the execution of residential real estate purchase contracts, homeowner association addenda, sales agent disclosures and all other documents necessary to place under contract residential real estate assets, and only in a manner necessary and proper to exercise the management and administrative powers set forth in the Agreement with respect to the real properties managed by the RENU Entities pursuant to the terms of the Agreement and allocated to the RENU Entities from time to time by the Owner. This appointment shall not be assigned to any third party by the RENU Entities without the written prior consent of Owner. This Limited Power of Attorney shall remain in full force and effect until December 20, 2020.

Nothing herein shall give any attorney-in-fact the rights or powers to negotiate or settle any suit, counterclaim or action against Owner. If any RENU Entity receives any notice of suit, litigation or proceeding in the name of the Owner, then that RENU Entity shall forward a copy of same to the Owner in accordance with the Agreement.

Owner will not be responsible for inspection of any items being executed pursuant to this Limited Power of Attorney and as such, is relying upon the RENU Entities to undertake whatever procedures may be necessary to confirm the accuracy of such items.

Any third party may rely upon presentment of an original counterpart of this Limited Power of Attorney, or a copy of this Limited Power of Attorney, as confirmation that Owner has not

revoked this Limited Power of Attorney or the limited powers granted to the RENU Entities hereunder. Any third party may rely upon a copy of this Limited Power of Attorney, to the same extent as if it were an original, and shall be entitled to rely on a writing signed by the RENU Entities to establish conclusively the identity of a particular right, power, capacity, asset, liability, obligation, property, loan or commitment of the RENU Entities for all purposes of this Limited Power of Attorney.

The RENU Entities shall not be obligated to furnish bond or other security in connection with their actions hereunder.

Owner authorizes the RENU Entities, by and through any of their directors or officers, or any other employee who is duly authorized by the RENU Entities to certify, deliver and/or record copies and originals of this Limited Power of Attorney. The RENU Entities' employees executing such documents in the name of Owner under this Limited Power of Attorney must hold the office of Assistant Vice President or higher.

If any provision of this Limited Power of Attorney shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby. This Limited Power of Attorney is entered into and shall be governed by the laws of the State of Indiana without regard to conflicts of law principles of such state.

IN WITNESS WHEREOF, CAPVIEW Partners, as Owner has caused its corporate seal to be here affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this 11 day of August, 20 20.

CAPVIEW PARTNERS

DocuSigned by:
By: Scott Landers
1848049A389345E...
Name: Scott Landers
Title: Director of Acquistions

Witness: ____________________

Witness: ____________________

STATE OF TEXAS

COUNTY OF

On this ___ day of _____ 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared
as Owner, personally known to me to be the person whose name is subscribed to the within instrument and acknowledge to me that he/she executed that same in his/her authorized capacity,

and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

____

Notary Public
My Commission Expires:

EXHIBIT A

1. RENU Management LLC
2. RENU Property Mgt LLC
3. RENU Property Mgt Georgia LLC
4. RENU Property Mgt Alabama LLC
5. RENU Real Estate FL LLC
6. RENU Property Mgt Pennsylvania LLC
7. RENU Property Mgt Indiana LLC
8. RENU Property Mgt Carolina LLC
9. RENU Property Mgt Wisconsin LLC
10. RENU Property Mgt Tennessee LLC
11. RENU Property Mgt Texas LLC
12. RENU Property Mgt Arizona LLC
13. RENU Property Mgt Nevada LLC
14. RENU Prop Mgt MO LLC
15. RENU Property Mgt MS LLC
16. RENU Property Mgt SC LLC
17. Foundations Realty Group
18. Highpointe Properties
19. Venture REI
20. Mark Dimas Team LLC
21. JXN Housing LLC
22. Every Florida Home LLC
23. Norton Realty

EXHIBIT D

DESIGNEES OF OWNER AUTHORIZED TO APPROVE ACQUISITION

1. John A. Hammill
2. Kevin Connelly
3. Scott J. Landers

EXHIBIT E

PERMITTED PASS-THROUGH EXPENSES

Permitted Pass-Through Expenses shall only include acquisition-related expenses identified on a HUD-1 statement for an Acquired Property.